SHARE CONTRIBUTION AGREEMENT

This Share Contribution Agreement (the "Agreement") is made and entered into as of the 25th day of September 2012, between Prime Estates and Developments, Inc., a Nevada corporation ("PMLT") and the shareholders (“Contributors”) of Mainline Land Co.LLC., (“MLC”) organized under the laws of New York ("Company").

RECITALS

PMLT desires to acquire shares from the Contributors who contribute their shares of the Company as set forth on Schedule A, for which contribution the Contributors shall receive 93,000,000 shares of common stock of PMLT valued at par value of $.001 per share (nominal price $.001) distributed pro rata based upon the number of shares of the Company each Contributor contributes to all of the shares of the Company contributed by all Contributors, on the terms and conditions set forth in this Agreement by way of an contribution (the “Contribution”).

NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein (the receipt and sufficiency of which are acknowledged by each party), and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

I. RECITALS; TRUE AND CORRECT; PURPOSE OF TRANSACTION

The above stated recitals are true and correct and are incorporated into this Agreement.

II. PURCHASE AND SALE

2.1  Contribution. PMLT desires to acquire shares from the Contributors who own shares of the Company as set forth on Schedule A, for which contribution the Contributors shall receive 93,000,000 shares of common stock of PMLT valued at par value of $.001 per share distributed pro rata based upon the number of shares of the Company each Contributor contributes to all of the shares of the Company contributed by all Contributors, on the terms and conditions set forth in this Agreement by way of an contribution (the “Contribution”).

2.2   Closing. The parties shall hold the Closing as soon as practical after the execution of this Agreement, as soon as the Legal Due Diligence and the auditing have been successfully over, on any date and time that the parties shall agree (the “Closing” or "Closing Date"), at 11:00 A.M., local time, at the offices of PMLT, or at such other time and place as the parties may agree upon. The new shares of PMLT will be issued to the owners of the Company immediately after the “Closing Date”.

2.3   Schedules. If a Schedule referred to in Article IV or V is not attached to this Agreement, the Company or PMLT, respectively, is representing that there is no information required to be disclosed on such Schedule.

III. CONDUCT OF BUSINESS PENDING CLOSING

Contributors and PMLT covenant that between the date hereof and the date of the Closing:

3.1 Access to Company. Company shall (a) give to PMLT and to PMLT's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of Company and shall furnish PMLT during such period with all information concerning Company that PMLT may reasonably request; and (b) afford to PMLT and to PMLT's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Company, in order to conduct inspections at PMLT's expense to determine that Company is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Company are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), PMLT shall make arrangements with Company reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Company. Any such investigation or inspection by PMLT shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Company contained herein.

3.2 Conduct of Business. During the period from the date hereof to the Closing Date, Company shall and shall use reasonable efforts, to the extent such efforts are within Company's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

3.3 Exclusivity to PMLT. Until either the contribution agreement is terminated or the contribution closed, Company agrees not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a contribution transaction or another type of transaction, the business of Company or the shares of capital stock of Company. Any person inquiring as to the availability of the business or shares of capital stock of Company or making an offer therefor shall be told that Company is bound by the provisions of this Agreement. Company as well as its officers, directors, representatives or agents further agree to advise PMLT promptly of any such inquiry or offer.

3.4 Access to PMLT. PMLT shall (a) give to Company and to Company's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of PMLT and shall furnish Company during such period with all information concerning PMLT that Company may reasonably request; and (b) afford to Company and to Company's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of PMLT in order to conduct inspections at Company's expense to determine that PMLT is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of PMLT are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Company shall make arrangements with PMLT reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of PMLT. Any such investigation or inspection by Company shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of PMLT contained herein.

3.5 Conduct of Business. During the period from the date hereof to the Closing Date, the business of PMLT shall be operated by PMLT in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.

3.6 Approval. As promptly as reasonably practicable following the date of this Agreement, Company shall take all action reasonably necessary in accordance with the laws of Nevada and its Organizational Documents to secure the required approval and adoption of this Agreement, including all requisite shareholder approval.

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3.7 Mutual Cooperation. The initial press release relating to this Agreement shall be a joint press release. Thereafter, each of the Company and PMLT agree to provide 24 hour pre-notification to the other party of any news releases or regulatory filings which the party proposes to issue or file and shall agree to consider any reasonable recommendation or suggestion of the other party with respect thereto. PMLT shall be permitted to make announcements of Company’s newsworthy activities provided the consent of the Company is obtained, which consent shall not be reasonably withheld. Each party shall also provide the other party with notice a reasonable time in advance of, and shall permit a representative of the other party to review or participate in, any communications, meetings, or correspondence relating to investor relations matters, including matters relating to public offering activities which are expected to take place following Closing.

IV. REPRESENTATIONS AND WARRANTIES OF COMPANY

Contributors jointly and severally represent and warrant to PMLT as follows, with the knowledge and understanding that PMLT is relying materially upon such representations and warranties:

4.1 Organization and Standing. Company is a Company duly organized, validly existing and in good standing under the laws of New York. Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Company, and all states in which Company is qualified to do business as of the date hereof, are listed in the information in Schedule 4.1. The copies of the Organizational Documents of Company, as amended to date, delivered to PMLT, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information Schedule 4.1, Company does not own any interest in any other corporation, business trust or similar entity. The minute book of Company contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.

4.2 Capitalization. The issued and outstanding capital stock of Company is 24,905,532 shares. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Company is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Company. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Company. Company has no subsidiaries.

4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Company in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Company, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

4.4 Properties. Concerning Company, Company has good title to all of the Assets which owns, or it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Company has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Company, as the case may be, and, to the knowledge of Company, the other parties thereto in accordance with its terms. Neither Company nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the Assets of Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Company, any such condemnation, expropriation or taking been proposed. None of the assets of Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

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4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Company (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Company and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17) are listed and described in the information in Schedule 4.5 concerning Company. Company is the holder of, or party to, all of the Company Contracts. To the knowledge of Company, the Company Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Company nor any signatory thereto is in default or breach of any material provision of the Company Contracts. Company's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Company Contracts.

4.6 Litigation. Except as disclosed in the information in Schedule 4.6 concerning Company, there is no claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Company, could have any materially adverse effect on Company. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Company.

4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Company has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Company are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Company that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Company. There is no valid basis, to the knowledge of Company, except as set forth in Schedule 4.7, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Company by any governmental authority.

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4.8 Compliance with Laws and Regulations. To its knowledge, Company is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Company is currently conducted or to which Company is currently subject which has a material impact on Company, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act and all similar Canadian laws, rules and regulations. Company knows of no assertion by any party that Company is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Company. To the knowledge of Company, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Company.

4.9 Compliance with Laws. (a) To its knowledge, the business, operations, property and assets of Company (and, to the knowledge of Company, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Company and the activities of which could result in any material adverse liability to Company) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters whether US or Canadian; and (ii) have been conducted and operated in a manner such that, to Company's knowledge, Company has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine or similar laws, rules and regulations in the State of New York.

(b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Company, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters or under any other law, rule, regulation or common or civil law doctrine or similar laws, rules and regulations in the State of New York.

(c) Except as disclosed in the information in Schedule 4.9 concerning Company, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Company is pending or, to the knowledge of Company, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Company does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

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4.10 Information. Company has furnished and will continue to furnish PMLT all information and financial statements as PMLT may reasonably request.

4.11 Condition of Assets. The equipment, fixtures and other personal property of Company, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Company as is contemplated to be conducted.

4.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Company will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of Company; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Company is a party or by which Company or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Company under, or create any rights of termination, cancellation or acceleration in any person under, any Company Contract.

4.13 Employees. None of the employees of Company is represented by any labor union or collective bargaining unit and, to the knowledge of Company, no discussions are taking place with respect to such representation.

4.14 Financial Statements. Company has furnished or will prior to SEC filing deadlines furnish PMLT Companys’ financial statements (the "Financial Statements") for the period from inception through any necessary SEC filing date. The Financial Statements, when submitted to PMLT for inclusion in the SEC filings, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated thereunder. The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Company as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Company as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Company as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Company has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Company taken as a whole.

4.15 Absence of Certain Changes or Events. Since the date of the last financial statement furnished to PMLT, there has not been:

(a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Company;

(b) Any material damage, destruction or loss of any material properties of Company, whether or not covered by insurance;

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(c) Any material change in the manner in which the business of Company has been conducted;

(d) Any material change in the treatment and protection of trade secrets or other confidential information of Company;

(e) Any material change in the business or contractual relationship of Company with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Company;

(f) Any agreement by Company, whether written or oral, to do any of the foregoing; and

(g) Any occurrence not included in paragraphs (a) through (f) of this Section 4.16 which has resulted, or which Company has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Company.

4.16 Governmental Licenses, Permits, Etc. To its knowledge, Company has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in Schedule 4.16 concerning Company includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

(1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder or similar laws, rules and regulations in Greece.

(2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37) or similar laws, rules and regulations in Greece, to which Company contributes or is required to contribute.

(3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan or similar laws, rules and regulations in Greece to which Company contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Company.

(4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA or similar laws, rules and regulations in Greece.

(5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

(6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Company, former employees, officers, directors or shareholders of Company any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

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(b) The information in Schedule 4.17 concerning Company lists, all (1) employment agreements and collective bargaining agreements to which Company is a party; (2) compensation arrangements of Company with any officer, director or employee; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Company has or may have any monetary obligations to employees or consultants of Company or their beneficiaries or legal representatives or under which any such persons may have any rights. Company has previously made available to PMLT true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Company has previously delivered or made available to PMLT (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Company to PMLT as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed. In case that any of the above agreements were not delivered to PMLT and these agreements were found during the Due Diligence or the auditing, and can affect the final decision of PMLT to conclude to the acquisition, then PMLT may not proceed to closing.

(c) Except as otherwise disclosed in the information in Schedule 4.17 concerning Company:

(1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

4.18 Brokers. Company has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission, except as disclosed to the other party, connection with the transactions contemplated by this Agreement.

4.19 Business Locations. Company leases its business locations at 1 Rensselaer Drive, Spring Valley, New York 10977

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4.20 Intellectual Property. The information in Schedule 4.20 concerning Company lists all of the Intellectual Property (as hereinafter defined) used by Company which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Company's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Company. Other than as disclosed in the information in Schedule 4.20 concerning Company, Company does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Company or otherwise. All of the patents, trademark registrations and copyrights listed in the information in Schedule 4.20 concerning Company that are owned by Company are valid and in full force and effect. To the knowledge of Company, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Company, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Company know of any valid basis for any such proceeding or claim. To the knowledge of Company, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Company. To the knowledge of Company, its use of software does not violate or otherwise infringe the rights of any third party.

4.21 Warranties. The information in Schedule 4.21 concerning Company sets forth a true and complete list of the forms of all express warranties and guaranties made by Company to third parties with respect to any services rendered by Company.

4.22 Suppliers. Except as set forth in the information in Schedule 4.22 concerning Company, Company knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Company will not continue to conduct business with Company after the Closing Date in substantially the same manner as it has conducted business prior thereto.

4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Company, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

4.24 Other Obligations. The Company, or its owner, will eliminate all notes payable of the Company prior to Closing. In case that this will not happen, PMLT holds the right to withdraw from the acquisition deal.

4.25 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Company with, any governmental authority, federal, state or local, is required in connection with Company's execution, delivery and performance of this Agreement.

4.26 No Omissions or Untrue Statements. None of the information relating to Company supplied or to be supplied in writing by it specifically for inclusion in SEC filings, at the respective times that the filings are made contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.27 Information concerning Company Complete. Company shall promptly provide to PMLT notice concerning any of the information concerning Company furnished hereunder if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to PMLT concerning Company, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to PMLT concerning Company, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in furnished by Company following the date hereof shall not in any way affect PMLT’s right not to consummate the transactions contemplated hereby as set forth herein.

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V. REPRESENTATIONS AND WARRANTIES OF PMLT

PMLT represents and warrants to Contributors as follows, with the knowledge and understanding that Company is relying materially on such representations and warranties:

5.1 Organization and Standing of PMLT. PMLT is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of PMLT, delivered to Company, are true and complete copies of those documents as now in effect. PMLT does not own any capital stock in any other corporation, business trust or similar entity, and, besides Madison Realty Advisors LLC and GreenEra Ltd, is not engaged in any other partnership, joint venture or similar arrangement with any person or entity. The minute books of PMLT contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

5.2 PMLT's Authority. PMLT's Board of Directors has approved and adopted this Agreement and the Contribution.

5.3 Due Execution. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by PMLT in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of PMLT, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

5.4 No Breaches. To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of PMLT Shares) by PMLT will not (i) conflict with the Articles of Incorporation or the Bylaws of PMLT ; (ii) violate any order, writ, injunction, or decree applicable to PMLT of Sub; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of PMLT under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which PMLT is a party or by which PMLT or any of its assets may be bound.

5.5 Capitalization. The authorized capital stock of PMLT is as set forth in Schedule 5.5. Except for the foregoing and for the shares to be issued under the terms of this Agreement or otherwise referred to in this Agreement, there are no agreements, commitments, obligations, options, warrants or similar rights, oral or written, known to PMLT or its affiliates under which additional shares of PMLT are required to be issued after the Closing. All of the outstanding PMLT Common Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Share Consideration to be issued upon effectiveness of the Contribution, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

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5.6 Business. PMLT, since its formation, has engaged in no business other than the business explained in the reported SEC filings.

5.7 Governmental Approval; Consents. To its knowledge, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by PMLT with, any governmental authority, federal, state or local, is required in connection with PMLT's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of PMLT to enable PMLT to enter into and carry out this Agreement.

5.8 Financial Statements. To its knowledge, the financial statements of PMLT as set forth in a schedule attached by PMLT to this Agreement (the "PMLT Financial Statements") present fairly, in all material respects, the financial position of PMLT as of the respective dates and the results of its operations for the periods covered in accordance with GAAP applicable to the United States. Without limiting the generality of the foregoing, (i) except as set forth in Schedule 5.13 and as follows, there is no basis for any assertion against PMLT as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto; and (ii) there are no assets of PMLT, the value of which (in the reasonable judgment of PMLT) is materially overstated in said balance sheets. Except as disclosed therein, PMLT has no known material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments. PMLT is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

5.9 Adverse Developments. Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in PMLT Financial Statements, since the last date of its financial information in a schedule attached by PMLT to this Agreement, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of PMLT, and no event has occurred other than in the ordinary and usual course of business or as set forth in a schedule attached by PMLT to this Agreement or in PMLT Financial Statements which could be reasonably expected to have a materially adverse effect upon PMLT, and PMLT does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon PMLT's operations or future prospects. The parties recognize that PMLT is essentially dormant, conducts no operations and has no significant assets.

5.10 Contracts Listed. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of PMLT are, with the exception of this Agreement, described in the SEC filings reported by PMLT.

5.11; No Default. All of the contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon PMLT referred to in section 5.10 above, are listed in the SEC filings reported by PMLT. To the knowledge of PMLT, PMLT Contracts are valid, binding and enforceable by PMLT against the other parties thereto in accordance with their terms. Neither PMLT nor, to the knowledge of PMLT, any of the other parties thereto is in default or breach of any material provision of PMLT Contracts. PMLT can furnish Company with a true and complete copy of each PMLT Contract, as amended.

5.12 Taxes. PMLT has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of PMLT's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. PMLT has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

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PMLT is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against PMLT that has not been paid. There are no Tax liens upon the assets of PMLT (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of PMLT's knowledge, except as set forth in PMLT Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to PMLT by any governmental authority.

5.13 Litigation. Except as disclosed in this Agreement, a schedule attached by PMLT to this Agreement or Schedule 5.13, there is no claim, action, proceeding or investigation pending or, to PMLT's knowledge, threatened against or affecting PMLT before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of PMLT, could have a materially adverse effect on PMLT. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against PMLT.

5.14 Compliance with Laws and Regulations. To its knowledge, PMLT is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of PMLT is currently conducted or to which PMLT is currently subject, which may have a material impact on PMLT, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. PMLT does not know of any assertion by any party that PMLT is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by PMLT. To PMLT's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of PMLT.

5.15 Compliance with Laws. (a) To its knowledge, the business operations, property and assets of PMLT (and to the knowledge of PMLT, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of PMLT and the activities of which could result in any material adverse liability to PMLT) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to PMLT's knowledge, PMLT has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

(b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by PMLT, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

(c) Except as disclosed a schedule attached by PMLT to this Agreement, no suit, action, claim, proceeding nor investigation review or inquiry by any Government Entity (as defined in Section 4.9) concerning any such possible violations by PMLT is pending or, to PMLT's knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. PMLT does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

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5.16 Governmental Licenses, Permits, Etc. To its knowledge, PMLT has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

5.17 Brokers. PMLT has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission, except as disclosed to the other party, connection with the transactions contemplated by this Agreement.

5.18 Employee Plans. Except as listed in a schedule attached by PMLT to this Agreement, PMLT has no employees, consultants or agents, and PMLT has no Employee Plans or Compensation Arrangements.

VI. MISCELLANEOUS

6.1 Expenses. The parties will pay for all their own expenses and costs. However, the cost of auditing, SEC attorney, will be paid by the Company.

6.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of Company or PMLT pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Company or PMLT, as the case may be, hereunder. All representations, warranties and covenants made by Company and by PMLT in this Agreement, or pursuant hereto, shall survive through the Closing Date.

6.3 Nondisclosure. PMLT will not at any time after the date of this Agreement, without Company' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Company.

Company will not at any time after the date of this Agreement, without PMLT's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to PMLT. The undertakings set forth in the preceding two paragraphs of this Section 6.3 shall lapse if the Closing takes place as to PMLT and Company.

Any information, which (i) at or prior to the time of disclosure by either of Company or PMLT was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Company or PMLT or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Company or PMLT, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

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6.4 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

6.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by e-mail, (ii) sent by the federal postal service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by e-mail, (ii) the fifth (5th) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.

6.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of Nevada without giving effect to the principles of conflicts of law thereof.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

6.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

6.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

6.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

6.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

6.12 Public Disclosure. From and after the date hereof through the Closing Date, PMLT shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of Company, which consent shall not be unreasonably withheld or delayed. It is understood by Company that PMLT is required under the Exchange Act to make prompt disclosure of any material transaction.

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THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Prime Estates and Developments, Inc., a Nevada corporation

By: Panagiotis Drakopoulos / CEO /s/ Panagiotis Drakopoulos

Contribtors: Mainline Land Co.LLC, a New York LLC.,

Name	Signature	Number of Shares of Company Contributed
Mack Frankel	/s/ Mack Frankel	Membership Interests: 100%

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Schedule 4.1

Mainline Land Co.LLC., owns 100% the stock of the following companies:

a)	110 Green Street Apts LLC
b)	Greentree Mohegan LLC
c)	Lynbrook Sunrise Realty LLC
d)	Business Leasing and Management Corp.

Schedule 4.2

PMLT has an agreement with GreenEra Ltd for the exploitation of the carbon credits rights that can possibly be issued of a rainforest located in Brazil that has a size of 60,000ha.

Schedule 4.5

Mainline Land Co.LLC owns 100% the stock of the companies listed on Schedule 4.1.

All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of these companies that belong to Mainline Land Co.LLC will be provided to the auditor and the attorney for the proper due diligence. The same will be done for Mainline Land Co. LLC itself.

Schedule 4.17

The Company does not have any foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date.

The Company does not have any Employee Plan which continues after the Closing Date.

Schedule 5.5

PMLT is authorized to issue 200,000,000 shares of common stock with $.001 par value per share and 100,000,000 shares of preferred stock, $.001 par value. The issued and outstanding capital stock of Company is 24,905,532 shares.

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